EXECUTION








            STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                                      and

         WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                          ---------------------------

                                TRUST AGREEMENT

                         Dated as of February 1, 2001
                          ---------------------------



                    AMORTIZING RESIDENTIAL COLLATERAL TRUST
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-BC1



                               Table of Contents
                                                                                                           Page
                                                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS
Section 1.01.     Definitions.................................................................................7
Section 1.02.     Calculations Respecting Mortgage Loans.....................................................30
Section 1.03.     Calculations Respecting Accrued Interest...................................................30

                                  ARTICLE II
                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01.     Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.......................30
Section 2.02.     Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund................33
Section 2.03.     Representations and Warranties of the Depositor............................................35
Section 2.04.     Discovery of Breach........................................................................36
Section 2.05.     Repurchase, Purchase or Substitution of Mortgage Loans.....................................37
Section 2.06.     Grant Clause...............................................................................38
Section 2.07.     Purchase of Defaulted Mortgage Loans.......................................................38

                                  ARTICLE III
                               THE CERTIFICATES

Section 3.01.     The Certificates...........................................................................39
Section 3.02.     Registration...............................................................................39
Section 3.03.     Transfer and Exchange of Certificates......................................................39
Section 3.04.     Cancellation of Certificates...............................................................42
Section 3.05.     Replacement of Certificates................................................................42
Section 3.06.     Persons Deemed Owners......................................................................43
Section 3.07.     Temporary Certificates.....................................................................43
Section 3.08.     Appointment of Paying Agent................................................................43
Section 3.09.     Book-Entry Certificates....................................................................44

                                  ARTICLE IV
                       ADMINISTRATION OF THE TRUST FUND

Section 4.01.     [Reserved].................................................................................45
Section 4.02.     [Reserved].................................................................................45
Section 4.03.     Reports to Certificateholders..............................................................45
Section 4.04.     Certificate Account........................................................................48
Section 4.05.     Determination of LIBOR.....................................................................50

                                   ARTICLE V
                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01.     Distributions Generally....................................................................51
Section 5.02.     Distributions from the Certificate Account.................................................52
Section 5.03.     Allocation of Losses.......................................................................57
Section 5.04.     Advances by Trustee........................................................................57
Section 5.05.     [Reserved].................................................................................57
Section 5.06.     Basis Risk Reserve Fund....................................................................57

                                  ARTICLE VI
                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01.     Duties of Trustee..........................................................................58
Section 6.02.     Certain Matters Affecting the Trustee......................................................60
Section 6.03.     Trustee Not Liable for Certificates........................................................61
Section 6.04.     Trustee May Own Certificates...............................................................61
Section 6.05.     Eligibility Requirements for Trustee.......................................................62
Section 6.06.     Resignation and Removal of Trustee.........................................................62
Section 6.07.     Successor Trustee..........................................................................63
Section 6.08.     Merger or Consolidation of Trustee.........................................................63
Section 6.09.     Appointment of Co-Trustee, Separate Trustee or Custodian...................................63
Section 6.10.     Authenticating Agents......................................................................65
Section 6.11.     Indemnification of Trustee.................................................................65
Section 6.12.     Fees and Expenses of Trustee...............................................................66
Section 6.13.     Collection of Monies.......................................................................66
Section 6.14.     Trustee To Act; Appointment of Successor...................................................66
Section 6.15.     Additional Remedies of Trustee Upon Event of Default.......................................68
Section 6.16.     Waiver of Defaults.........................................................................68
Section 6.17.     Notification to Holders....................................................................69
Section 6.18.     Directions by Certificateholders and Duties of Trustee During Event of Default.............69
Section 6.19.     Action Upon Certain Failures of the Servicer and Upon Event of Default.....................69

                                  ARTICLE VII
         PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01.     Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or
                    Liquidation of All Mortgage Loans........................................................69
Section 7.02.     Procedure Upon Termination of Trust Fund...................................................70
Section 7.03.     Additional Trust Fund Termination Requirements.............................................71

                                 ARTICLE VIII
                         RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.     Limitation on Rights of Holders............................................................72
Section 8.02.     Access to List of Holders..................................................................72
Section 8.03.     Acts of Holders of Certificates............................................................73

                                  ARTICLE IX
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 9.01.     Trustee To Retain Possession of Certain Insurance Policies and Documents...................74
Section 9.02.     Preparation of Tax Returns and Other Reports...............................................74
Section 9.03.     Release of Mortgage Files..................................................................75

                                   ARTICLE X
                             REMIC ADMINISTRATION

Section 10.01.    REMIC Administration.......................................................................75
Section 10.02.    Prohibited Transactions and Activities.....................................................77
Section 10.03.    Indemnification with Respect to Certain Taxes and Loss of REMIC Status.....................77
Section 10.04.    REO Property...............................................................................78

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

Section 11.01.    Binding Nature of Agreement; Assignment....................................................79
Section 11.02.    Entire Agreement...........................................................................79
Section 11.03.    Amendment..................................................................................79
Section 11.04.    Voting Rights..............................................................................80
Section 11.05.    Provision of Information...................................................................80
Section 11.06.    Governing Law..............................................................................81
Section 11.07.    Notices....................................................................................81
Section 11.08.    Severability of Provisions.................................................................81
Section 11.09.    Indulgences; No Waivers....................................................................81
Section 11.10.    Headings Not To Affect Interpretation......................................................81
Section 11.11.    Benefits of Agreement......................................................................81
Section 11.12.    Special Notices to the Rating Agencies.....................................................82
Section 11.13.    Counterparts...............................................................................82
Section 11.14.    Transfer of Servicing......................................................................82



                                  ATTACHMENTS

Exhibit A                  Forms of Certificates
Exhibit B-1                Form of Initial Certification
Exhibit B-2                Form of Interim Certification
Exhibit B-3                Form of Final Certification
Exhibit B-4                Form of Endorsement
Exhibit C                  Request for Release of Documents and Receipt
Exhibit D-l                Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2                Residual Certificate Transfer Affidavit (Transferor)
Exhibit E                  Servicing Agreement (Option One Mortgage Corporation)
Exhibit F                  Form of Rule 144A Transfer Certificate
Exhibit G                  Form of Purchaser's Letter for Institutional
                           Accredited Investors
Exhibit H                  Form of ERISA Transfer Affidavit
Exhibit I                  Monthly Remittance Advice
Exhibit J                  Monthly Electronic Data Transmission
Exhibit K-1                Custodial Agreement (The Chase Manhattan Bank f/k/a
                           Chase Bank of Texas, National Association)
Exhibit K-2                [Reserved]
Exhibit K-3                Custodial Agreement (U.S. Bank Trust National
                           Association)
Exhibit L-1                [Reserved]
Exhibit L-2                [Reserved]
Exhibit M                  [Reserved]
Exhibits N                 Form of Loss Mitigation Advisory Agreement, dated as
                           of March 8, 2001, between The Murrayhill Company, as
                           Loss Mitigation Advisor, and the Servicer
Exhibit O                  Consulting Agreement, dated as of March 8, 2001,
                           between the Depositor and The Murrayhill Company

Schedule A                 Mortgage Loan Schedule

         This TRUST AGREEMENT, dated as of February 1, 2001 (the "Agreement"), is by and between STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a "REMIC" or, in the alternative, REMIC 1, REMIC 2, and REMIC 3, REMIC 3 also being referred to as the "Upper Tier REMIC"). Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. In addition, each Certificate, other than the Class R Certificate, represents an entitlement to receive payments from the Basis Risk Reserve Fund maintained by the Trustee pursuant to Section 5.06. The Class R Certificate represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2, and the Upper Tier REMIC for purposes of the REMIC Provisions. The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions. REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1 and REMIC 2 and the Basis Risk Reserve Fund. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is March 25, 2033.


REMIC 1

          The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of REMIC 1 Lower Tier Interests.

         REMIC 1                    REMIC 1
        Lower Tier                 Lower Tier           Initial Class
      Class Designation           Interest Rate        Principal Amount
      -----------------           -------------        -----------------

    Class LT1-A1                        (1)            $212,465,534.99
    Class LT1-A2                        (1)            $  5,384,798.00
    Class LT1-R                         (2)                   (2)

-----------------

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Lower Tier Interests is a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period.

(2) The Class LT1-R Interest is the sole class of residual interest in the REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount to the Class LT1-A1 and Class LT1-A2 Interests at the rate shown above.

         On each Distribution Date the Trustee shall distribute the Principal Remittance Amount first to the Class LT1-A1 Interest until its principal balance is reduced to zero and then to the Class LT1-A2 Interest until its principal balance is reduced to zero.

         On each Distribution Date, Realized Losses shall be allocated first to the Class LT-A1 Interest until its balance is reduced to zero and then to the Class LT1-A2 Interest until its balance is reduced to zero.


REMIC 2

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of REMIC 2 Lower Tier Interests.




        REMIC 2                 REMIC 2
   Lower Tier Class           Lower Tier          Initial Class          Corresponding Class
   Class Designation         Interest Rate       Principal Amount           of Certificates
   ------------------        --------------      -----------------          -----------------

  Class LT2-D                     (1)            $108,925,332.99                  N/A
  Class LT2-A                     (1)            $102,934,000.00                  Class A1
  Class LT2-M1                    (1)            $  3,268,000.00                  Class M1
  Class LT2-M2                    (1)            $  2,178,500.00                  Class M2
  Class LT2-B                     (1)            $    544,500.00                  Class B
  Class LT-AX                     (2)                   (3)                       Class AX
  Class LT2-R                     (4)                   (4)                       N/A

-----------------

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for these interests is a per annum rate equal to the Net Funds Cap for such Distribution Date.

(2) For the first 40 Distribution Dates (and the related Accrual Periods), the Class LT-AX Interest shall bear interest on its notional balance at a per annum rate of 6.00% and shall not bear interest thereafter.

(3) The Class LT-AX Interest does not have a principal balance but has a notional principal balance that will at all times equal the principal balance of the Class LT1-A2 Interest.

(4) The Class LT2-R Interest is the sole class of residual interest in the REMIC 2. It does not have an interest rate or a principal balance.

         On each Distribution Date, a portion of the interest that accrues at the rate shown above on the Class LT2-D Interest shall be deferred and added to the principal balance of the Class LT2-D Interest. For any Distribution Date, the portion so deferred shall equal 50% of the increase occurring on such Distribution Date in the Overcollateralization Amount. Interest so deferred shall be applied to make principal payments on the other Lower Tier Interests in REMIC 2 entitled to receive principal payments.

         On each Distribution Date, from the Interest Remittance Amount, the Trustee shall distribute at the pass through rates shown above to and among the REMIC 2 Lower Tier Interests, interest (other than the interest that is deferred with respect to the Class LT2-D Interest).

         On each Distribution Date, the Trustee shall distribute the excess of the Total Distribution Amount over the portion of the Interest Remittance Amount distributed as interest under the immediately preceding paragraph among the REMIC 2 Lower Tier Interests. The Trustee shall distribute such excess, and shall allocate Realized Losses, among the Class LT2-A, LT2-M1, Class LT2-M2, and Class LT2-B Interests in a manner such that, immediately following the Distribution Date, the principal balance of each such REMIC 2 Lower Tier Interest equals 50% of the balance of the Corresponding Class of Certificates. The Trustee shall distribute any remaining funds, and shall allocate any remaining Realized Losses, to Class LT2-D Interest.


REMIC 3

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of Upper Tier REMIC Interests.


            Upper Tier                  Upper Tier             Initial Upper Tier          Corresponding
        Class Designation              Interest Rate           Principal Amount             Certificate
        -----------------              -------------           ------------------          --------------
           Class A1                        (1)                 $205,868,000.00             Class A1 (5)
           Class M1                        (1)                 $  6,536,000.00             Class M1 (5)
           Class M2                        (1)                 $  4,357,000.00             Class M2 (5)
           Class B                         (1)                 $  1,089,000.00             Class B (5)
           Class AX                        (2)                       (3)                   Class AX
           Class X                         (4)                 $        332.99             Class X
           Class UT-R                      (6)                       (6)                   Class R

-----------------

(1) The Class A1, Class M1, Class M2, and Class B Interests will bear interest during the applicable initial Accrual Period at 5.52125%, 5.82125%, 6.27125% and 7.22125%, respectively, per annum. The Class A, Class M1, Class M2, and Class B Interests will bear interest during each Accrual Period thereafter at a per annum rate equal to the lesser of (i) LIBOR plus 0.250%, 0.550%, 1.000%, and 1.950%, respectively, and (ii) the Net Funds Cap; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rates calculated pursuant to clause
         (i) above with respect to the Certificates will be LIBOR plus 0.500%, 0.825%, 1.500% and 2.925%, respectively.

(2) For the first 40 Distribution Dates (and the related Accrual Periods), the Class AX Interest shall bear interest on its notional balance at a per annum rate of 6.00% and shall not bear interest thereafter.

(3) The Class AX Interest does not have a principal balance but has a notional principal balance that will at all times equal the principal balance of the Class LT1-A2 Interest.

(4) The Class X Interest has an initial principal balance in the amount shown above but it will not accrue interest on such balance. It will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Class LT2-A, Class LT2-M1, Class LT2-M2, Class LT2-B,and LT2-D Interests as of the first day of the related Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess of the Net Funds Cap for such Accrual Period over the product of (i) 2 and (ii) the Adjusted Lower Tier WAC for such Accrual Period. With respect to any Distribution Date, interest that so accrues on the notional balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralization Amount on the Distribution Date. The deferred interest shall not itself bear interest.

(5) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Basis Risk Reserve Fund in respect of any Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. For federal income tax purposes, the Trustee will treat a Certificateholder's right to receive payments from the Basis Risk Reserve Fund as payments made pursuant to an interest rate cap contract written by the Class X Certificateholder.

         The Class UT-R Interest is the sole class of residual interest in the Upper Tier REMIC. The Class UT-R Interest does not have an interest rate.

         The following table specifies the Class designation, initial Class Principal Amount, Certificate Interest Rate and minimum denomination (by dollar amount or Percentage Interest) for each Class of Certificates representing the interests in the Trust Fund created hereunder.



                                         Initial Class               Certificate
Class Designation                     Principal Amount              Interest Rate      Minimum Denomination
-----------------                     ----------------              -------------      ---------------------
Class A1                              $205,868,000.00                   (3)            $       25,000
Class AX                                    (1)                       6.00%            $      250,000
Class M1                              $  6,536,000.00                   (4)            $       25,000
Class M2                              $  4,357,000.00                   (9)            $       25,000
Class B                               $  1,089,000.00                   (6)            $       25,000
Class X                               $        332.99                   (7)                       100%
Class R                                     (2)                         (8)                       100%

-----------------

(1) The Class AX Certificates have no Class Principal Amount. The Class AX Certificates will accrue interest on a Class Notional Amount equal to $5,384,798.

(2)      The Class R Certificates have no Class Principal Amount.

(3) The Class A1 Certificates will bear interest during the initial Accrual Period at 5.52125% per annum. The Class A1 Certificates will bear interest during each Accrual Period thereafter at a per annum rate equal to the lesser of (i) LIBOR plus 0.250% and (ii) the Net Funds Cap; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.500%.

(4) The Class M1 Certificates will bear interest during the initial Accrual Period at 5.82125% per annum. The Class M1 Certificates will bear interest during each Accrual Period thereafter at a per annum rate equal to the lesser of (i) LIBOR plus 0.550% and (ii) the Net Funds Cap; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 0.825%.

(5) The Class M2 Certificates will bear interest during the initial Accrual Period at 6.27125% per annum. The Class M2 Certificates will bear interest during each Accrual Period thereafter at a per annum rate equal to the lesser of (i) LIBOR plus 1.000% and (ii) the Net Funds Cap; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 1.500%.

(6) The Class B Certificates will bear interest during the initial Accrual Period at 7.22125% per annum. The Class B Certificates will bear interest during each Accrual Period thereafter at a per annum rate equal to the lesser of (i) LIBOR plus 1.950% and (ii) the Net Funds Cap; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to such Distribution Date and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus 2.925%.

(7)      The Class X Certificates will not bear interest.

(8)      The Class R Certificates will not bear interest.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $217,850,332.99.

         In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: As provided in the Servicing Agreement.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Distribution Date and any Class of LIBOR Certificates, the one-month period beginning on the immediately preceding Distribution Date (or on the Closing Date in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. With respect to any Distribution Date and the Class AX Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

         Additional Collateral:  None.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

         Adjusted Lower Tier WAC: For any Accrual Period, the weighted average of the interest rates on the LT2-D, LT2-A, LT2-M1, LT2-M2, and LT2-B Interests determined for this purpose by first subjecting the rate payable on the Class LT2-D Interest to a cap of zero, and subjecting the rate payable on each of the Class LT2-A, Class LT2-M1, Class LT2-M2, and Class LT2-B Interests to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates for such Accrual Period.

         Advance: An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Servicer (or by the Trustee) pursuant to Section 5.04.

         Advisor's Fee Rate:  0.015% per annum.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to distributions on such date, exceeds (y) the Total Loan Balance for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         B Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds
(y) the amount, if any, by which (i) the Total Loan Balance for such Distribution Date exceeds (ii) 0.25% of the Cut-off Date Total Loan Balance.

         Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

         Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any REMIC.

         Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate, exceeds such Net Funds Cap.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class A1, Class AX, Class M1, Class M2 and Class B Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota are closed, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the Servicing Agreement, are authorized or obligated by law or executive order to be closed.

         Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and
(ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than the Class AX and Class R Certificates), the initial Certificate Principal Amount thereof, less the amount of all principal distributions previously distributed with respect to such Certificate and any Applied Loss Amount previously allocated to such Certificate. The Class AX and Class R Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class:  All Certificates bearing the same class designation.

         Class Notional Amount: With respect to each Class of Notional Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement hereto.

         Class Principal Amount: With respect to each Class of Certificates other than the Class AX and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to the Class AX and Class R Certificates, zero.

         Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT1-R Interest, Class LT2-R Interest and the residual interest in the Upper Tier REMIC.

         Class X Distributable Amount: On any Distribution Date, the amount of interest that has accrued on the notional component of the Class X Certificate, as described in the Preliminary Statement, but that has not been distributed prior to such date. In addition, such amount shall include the initial Overcollateralization Amount of $332.99 to the extent such amount has not been distributed on an earlier Distribution Date as part of the Overcollateralization Release Amount.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Closing Date:  March 8, 2001.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

         Conventional Loan Documents:  None.

         Cooperative Shares:  None.

         Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (ARC 2001-BC1); provided that its administrative services office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention:
Corporate Trust Department.

         Corresponding Class: The Class of Certificates that corresponds to a class of REMIC 2 Lower Tier Interests or Upper Tier REMIC Interests as described in the Preliminary Statement.

         Current Interest: With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount (or Class Notional Amount) of such Class immediately prior to such Distribution Date.

         Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Servicer substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are The Chase Manhattan Bank, f/k/a, Chase Bank of Texas, National Association; and U.S. Bank Trust, National Association.

         Cut-off Date:  February 1, 2001.

         Cut-off Date Total Loan Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Total Loan Balance as of the Cut-off Date.

         Deferred Amount: With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Total Loan Balance as of the close of business on the last day of such month.

         Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

         Directing Holder:  The holder of the Class X Certificate.

         Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, or (viii) any "electing large partnership" described in section 775 of the Code, or (ix) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2001.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

               (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

               (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Total Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

               (vi) a Qualified GIC;

               (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

               (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which Wells Fargo Bank Minnesota, National Association (the "Bank"), the Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class X Certificate and any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's Exemption.

         Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by the Servicer satisfying the requirements of Section 3.08 of the Servicing Agreement.

         Escrow Account: Any account established and maintained by the Servicer pursuant to the Servicing Agreement.

         Event of Default: An event described in Section 8.01 of the Servicing Agreement, which pursuant to such agreement may result in termination for cause and entitles the Trustee to terminate such Servicer.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Fidelity Bond: The fidelity bond required to be obtained by the Servicer satisfying the requirements of Section 3.08 of the Servicing Agreement.

         Final Scheduled Distribution Date: With respect to the Certificates other than the Interest-Only Certificates, December 25, 2030; with respect to the Class AX Certificates, June 25, 2004.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         Fixed Rate Mortgage Loans: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Servicer, the Loss Mitigation Advisor, MGIC or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Servicer, the Loss Mitigation Advisor or MGIC in determining whether any Certificates are registered to an Affiliate of the Depositor, the Servicer, the Loss Mitigation Advisor or MGIC.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         IBF Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement, dated as of February 1, 2001, for the sale of the Mortgage Loans by the Seller to the Depositor.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

         Initial LIBOR Rate:  5.27125%.

         Insurance Fee Rate: With respect to each MGIC-Insured Mortgage Loan, a per annum rate equal to 0.71%, plus any taxes due and payable with respect to any MGIC-Insured Mortgage Loan that is located in the states of Kentucky and West Virginia; provided, that if the Loss Mitigation Advisor (or an appropriate successor) ceases to provide its services under the Loss Mitigation Advisory Agreement, the Insurance Fee Rate shall be 0.72%.

         Insurance Policy: Any Primary Mortgage Insurance Policy (whether obtained by the borrower, the originator or the Trust), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

         Interest Remittance Amount: With respect to any Distribution Date,
(a) the sum of (1) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, less (w) the MGIC Insurance Premiums and certain state taxes imposed on such premiums, (x) any Prepayment Premiums received by the Servicer during such Collection Period, (y) the Servicing Fee and (z) previously unreimbursed Advances to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances, (2) any Prepayment Interest Shortfall Amount (as defined in the Servicing Agreement) paid by the Servicer with respect to the related Prepayment Period, (3) the portion of any Purchase Price or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and
(4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) other costs, expenses or liabilities reimbursable to the Trustee and the Servicer to the extent provided in this Agreement and the Servicing Agreement.

         Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         Latest Possible Maturity Date: The Distribution Date occurring in March 2033.

         Lehman Capital: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or any successor in interest.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, the per annum rate determined pursuant to Section 4.05 on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

         LIBOR Certificate: Any Class A1, Class M1, Class M2 and Class B Certificate.

         LIBOR Determination Date: The second London Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to the Servicing Agreement.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

         London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

         Loss Mitigation Advisor: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

         Loss Mitigation Advisory Agreement: The loss mitigation and advisory agreement, dated as of the Closing Date, entered into by the Servicer and the Loss Mitigation Advisor.

         Loss Mitigation Advisor's Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Advisor's Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Lower Tier Interest:  As described in the Preliminary Statement.

         M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Class Principal Amount of the Class A1 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of
(i) 94.50% and (ii) the Total Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Total Loan Balance for such Distribution Date exceeds (ii) 0.25% of the Cut-off Date Total Loan Balance.

         M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Class Principal Amount of the Class A1 and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 98.50% and (ii) the Total Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Total Loan Balance for such Distribution Date exceeds (ii) 0.25% of the Cut-off Date Total Loan Balance.

         Material Defect:  As defined in Section 2.02(c) hereof.

         Maximum Interest Rate: With respect to any Class of LIBOR Certificates and any Distribution Date, an annual rate equal to the amount, if any, by which (1) the weighted average of the maximum "lifetime" Mortgage Rates specified in the related Mortgage Notes of the Adjustable Rate Mortgage Loans and the Mortgage Rates of the Fixed Rate Mortgage Loans exceeds, (2)(I) in the case of the first 40 Distribution Dates only, the sum of (A) the Aggregate Expense Rate and (B) the product of (x) 6.00% and (y) a fraction, the numerator of which is the Class Notional Amount of the Class AX Certificates and the denominator of which is the Total Loan Balance for that Distribution Date and (II) thereafter, zero.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

         MGIC: Mortgage Guaranty Insurance Corporation, a monoline insurance company and its successors or assigns.

         MGIC-Insured Mortgage Loan: Any Mortgage Loan included for coverage under a MGIC Insurance Policy.

         MGIC Insurance Policy: The loan-level Primary Mortgage Insurance Policies on certain of the MGIC-Insured Mortgage Loans issued by MGIC to the Trust, as the insured, as evidenced by the issuance of a Mortgage Guaranty Master Policy Number 22-400-4-1291 and related endorsements.

         MGIC Insurance Premium: With respect to each Distribution Date and each MGIC-Insured Mortgage Loan, the product of (a) one-twelfth of the Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) Monthly Excess Interest for such date and (y) the Overcollateralization Release Amount for such date.

         Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) of Section 5.02(b) on such date.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement, dated as of February 1, 2001, for the sale of the Mortgage Loans by Lehman Capital to the Seller.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall, among other things
(i) designate the Servicer servicing such Mortgage Loan; (ii) designate the Custodian with respect to the Mortgage File related to such Mortgage Loan; and
(iii) where applicable, indicate whether such Mortgage Loan is a MGIC-Insured Mortgage Loan.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Pool: The aggregate of the Adjustable Rate Mortgage Loan and the Fixed Rate Mortgage Loans identified on the Mortgage Loan Schedule as being included in the Mortgage Pool.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

         Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for such Distribution Date (as reduced by the Trustee Fee for such Distribution Date) exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Total Loan Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month.

         Net Funds Cap: With respect to any Distribution Date, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Total Loan Balance for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the greater of 30 and the actual number of days in the immediately preceding calendar month.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and
(ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Insurance Fee Rate, in the case of a MGIC-Insured Mortgage Loan.

         Net Prepayment Interest Shortfall: With respect to any Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid by the Servicers with respect to such shortfalls.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate's Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate:  Any Class AX Certificate.

         Offering Document:  The Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in-house or outside counsel to the Depositor or the Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC.

         Optimal Interest Remittance Amount: With respect to each Distribution Date, the amount, if any, by which (1) the product of (A)(x) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, divided by (y) 12, and (B) the Total Loan Balance for the immediately preceding Distribution Date exceeds (2)(I) in the case of the first 40 Distribution Dates only, an amount equal to the product of (A) 0.50% and (B) the lesser of (x) $5,384,798 and (y) the Total Loan Balance for the immediately preceding Distribution Date and (II) thereafter, zero.

         Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Total Loan Balance for such Distribution Date exceeds (y) the aggregate Certificate Principal Amount of the Certificates after giving effect to distributions on such Distribution Date.

         Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

         Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

         Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class AX, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class X and Class R Certificates, the Percentage Interest evidenced thereby shall be 100%. With respect to any Class AX Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class AX Certificate as set forth on the face thereof divided by the initial Class Notional Amount of the Class AX Certificates.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Placement Agent:  Lehman Brothers Inc.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Pool Balance: The aggregate of the Scheduled Principal Balances of all Mortgage Loans in the Mortgage Pool at the date of determination.

         Prepayment Interest Excess: With respect to any Remittance Date and any Principal Prepayment in full received on the Mortgage Loans made on the first day of the month during which such Remittance Date occurs, all amounts paid in respect of interest, to the extent in excess of one month's interest and excluding any delinquent interest, at the applicable Net Mortgage Rate on the amount of such Principal Prepayment (such amounts generally to equal one day's interest thereon at the applicable Net Mortgage Rate).

         Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Period: With respect to each Remittance Date, the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Remittance Date, and ending on the first day of the month in which such Remittance Date occurs.

         Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

         Primary Mortgage Insurance Policy: The MGIC Insurance Policy and any other mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the borrower or the Trust.

         Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

         Principal Remittance Amount: With respect to any Distribution Date,
(a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, to the extent allocable to principal, and the allocable portion of unreimbursed Servicing Advances), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the portion of any Purchase Price or Substitution Amount paid with respect to each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period allocable to principal, and
(iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries (less unreimbursed Advances, to the extent allocable to principal, and the allocable portion of unreimbursed Servicing Advances) collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) after application of the Interest Remittance Amount, other costs, expenses or liabilities reimbursable to the Trustee and the Servicer to the extent provided in this Agreement.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Proprietary Lease:  None.

         Prospectus: The prospectus supplement dated March 1, 2001, and the supplement thereto dated March 8, 2001, together with the accompanying prospectus dated January 26, 2001, relating to the Class A1, Class AX, Class M1, Class M2 and Class B Certificates.

         Purchase Price: With respect to the purchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date and (c) the fair market value of all other property being purchased. The Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Servicer or the Trustee hereunder or thereunder.

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

               (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

               (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

               (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

               (iv) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder: and

               (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Certificate Account not later than the Business Day prior to any Distribution Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan; provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate from the date as to which interest was last paid through the end of the Collection Period in which such substitution occurs (such amount, a "Substitution Amount"), shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder;
(ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan; (iii) if the total principal balance of Qualifying Substitute Mortgage Loans in the Trust Fund is less than 5% of the initial principal balance of the Mortgage Loans, has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv)
(A) has an Original Loan-to-Value Ratio as of the date of such substitution of not greater than 80%; provided, however, that if the related Deleted Mortgage Loan has an Original Loan-to-Value Ratio of greater than 80%, then the Original Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Original Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Original Loan-to-Value Ratio of the Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan and (vii) has not been delinquent for a period of more than 30 days more than twice in the twelve months immediately preceding such date of substitution. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined on a loan-by-loan basis, (b) the rate referred to in clause (ii) above shall be determined on a loan-by-loan basis and (c) the remaining term to stated maturity referred to in clause (iii) above, and the Original Loan-to-Value Ratio referred to in clause (iv) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the latest Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee.

         Rating Agency:  Each of Moody's and S&P.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

         Record Date: With respect to the LIBOR Certificates and the Class AX Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class X and Class R Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

         Recognition Agreement:  None.

         Reference Banks:  As defined in Section 4.05.

         REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

         REMIC 1:  As described in the Preliminary Statement.

         REMIC 2:  As described in the Preliminary Statement.

         REMIC 3:  As described in the Preliminary Statement.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Certificate Account, as specified in the Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Required Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the amount, if any by which
(a) the product of 1.00% and the Total Loan Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which (i) $1,000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date.

         Reserve Interest Rate:  As defined in Section 4.05.

         Residual Certificate:  The Class R Certificate.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having responsibility for the administration of this Agreement.

         Restricted Certificate:  Any Class X or Class R Certificate.

         Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

         S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Collection Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Collection Period.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by the Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

         Security Agreement:  None.

         Seller: IBF Special Purpose Corporation VII, or any successor in interest.

         Senior Certificate:  Any Class A1 or Class AX Certificate.

         Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M1, Class M2 and Class B Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Total Loan Balance for such Distribution Date.

         Senior Principal Distribution Amount: With respect to any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Amount of the Class A1 Certificates immediately prior to such Distribution Date exceeds (ii) the lesser of (x) the product of (A) 88.50% and (B) the Total Loan Balance for such Distribution Date and (y) the amount, if any, by which (A) the Total Loan Balance for such Distribution Date exceeds (B) 0.25% of the Cut-off Date Total Loan Balance.

         Servicer: Option One Mortgage Corporation, or any successors in interest.

         Servicing Agreement: The Servicing Agreement between the Servicer and Lehman Capital attached hereto as Exhibit E.

         Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and
(b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

         Servicing Fee Rate:  0.50% per annum.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Stepdown Date: The later to occur of (x) the Distribution Date in March 2004 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than to equal to 11.50%.

         Subordinate Certificate: Any Class M1, Class M2, Class B or Class X Certificate.

         Substitution Amount: As defined in the definition of Qualifying Substitute Mortgage Loan.

         Target Amount: With respect to any Distribution Date beginning with the Distribution Date in December 2001, an amount equal to the Total Loan Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

         Targeted Overcollateralization Amount: With respect to any Distribution Date, 0.25% of the Cut-off Date Total Loan Balance.

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

         Telerate Page 120: The display designated as "Page 120" on the Dow Jones Telerate Service (or such other page selected by the Trustee as may replace Page 120 on that service for the purpose of displaying daily Federal Funds rates).

         Termination Price:  As defined in Section 7.01.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Total Distribution Amount: With respect to any Distribution Date, the sum of the Interest Remittance Amount for such date and the Principal Remittance Amount for such date.

         Total Loan Balance: The aggregate of the Scheduled Principal Balances of all Mortgage Loans at the date of determination.

         Transfer Agreement: As defined in the Mortgage Loan Sale Agreement.

         Transferor: Each seller of Mortgage Loans to Lehman Capital pursuant to the Transfer Agreements.

         Trigger Event: A Trigger Event will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 130% of the Senior Enhancement Percentage for such Distribution Date.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Mortgage Loan Sale Agreement, the IBF Mortgage Loan Sale Agreement and the Servicing Agreement, such amounts as shall from time to time be held in the Certificate Account, any Escrow Account, the Basis Risk Reserve Fund, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trustee: Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         Trustee Fee: As to any Distribution Date, an amount equal to the product of (a) one-twelfth the Trustee Fee Rate and (b) the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the first day of the related Collection Period.

         Trustee Fee Rate:  0.01% per annum.

         Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap).

         Upper Tier REMIC:  REMIC 3.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 85% of all Voting Interests shall be allocated among the Class A1, Class M1, Class M2 and Class B Certificates. Voting Interests shall be allocated among the Class A1, Class M1, Class M2 and Class B Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts). The Class X Certificate shall be allocated 15% of the Voting Interests; provided, however, that, solely with respect to the Certificateholders' right to direct the Trustee to terminate the Servicer upon an Event of Default pursuant to Section 6.14, the Class X Certificate shall be allocated 49.9% of the Voting Rights and the remainder of the Voting Rights shall be allocated among the Class A1, Class M1, Class M2 and Class B Certificates. Voting Interests shall be allocated among the Class X Certificates in proportion to their outstanding Percentage Interests. The Class AX and Class R Certificates shall not have any Voting Interests.

         Section 1.02. Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

         Section 1.03. Calculations Respecting Accrued Interest. Accrued interest, if any, on any Certificate other than any Interest-Only Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest, if any, on any Interest-Only Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

                                  ARTICLE II

                             DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

         Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans. (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Escrow Account and all amounts from time to time credited to and the proceeds of any such Escrow Account, any Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of any such Basis Risk Reserve Fund, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement and the IBF Mortgage Loan Sale Agreement, including all rights of Lehman Capital under the Servicing Agreement and the Transfer Agreements to the extent assigned under the Mortgage Loan Sale Agreement and the IBF Mortgage Loan Sale Agreement, and delegates its obligations thereunder. The Trustee hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement and the IBF Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller, Lehman Capital or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee's behalf, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

               (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

               (iii) with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee's interest in the Mortgage Loan;

               (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

               (v) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, (B) to "Wells Fargo Bank Minnesota, National Association, as Trustee of the Amortizing Residential Collateral Trust, 2001-BC1", without recourse, or (C) to the order of the Trustee;

               (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

               (vii) with respect to any Mortgage Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title; and

               (viii) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall cause to be properly recorded by the Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

         (ii) With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Certificate Account pursuant to Section 4.04 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date, the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee and the Depositor an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (c) If in the course of the review described in paragraph (a) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and to the Trustee. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee and the Depositor a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (f) Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.

         Section 2.03. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, as of the Closing Date or such other date as is specified, that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

               (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

               (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

               (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or
          (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

               (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute,
          (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of Lehman Capital under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that Lehman Capital shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

         Section 2.04. Discovery of Breach. It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of Lehman Capital set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the IBF Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of the Servicer, assigned by Lehman Capital to the Seller pursuant to the Mortgage Loan Sale Agreement, by the Seller to the Depositor pursuant to the IBF Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by either of the Depositor or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other party. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or Lehman Capital and assigned to the Trustee, the Depositor, such Transferor or Lehman Capital, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) or Section 1.04(b)(xiii) to (xix) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by Lehman Capital under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement, the IBF Mortgage Loan Sale Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale Agreement Lehman Capital will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or
(ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

         Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.
(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by Lehman Capital pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, Lehman Capital or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or Lehman Capital, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and with the cooperation of the Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c) or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         Section 2.06. Grant Clause. It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

         Section 2.07. Purchase of Defaulted Mortgage Loans. The Holder of the Class X Certificate shall have the right to purchase Mortgage Loans from the Trust Fund that are three or more Scheduled Payments delinquent by depositing with the Trustee an amount equal to the Purchase Price therefor. The aggregate of any such purchases of Mortgage Loans by the Holder of the Class X Certificate pursuant to this Section 2.07 shall not exceed 5% of the Cut-off Date Total Loan Balance.

                                 ARTICLE III

                               THE CERTIFICATES

         Section 3.01. The Certificates. (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class X Certificate and the Class R Certificate shall each be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in
Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         Section 3.02. Registration. The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03. Transfer and Exchange of Certificates. (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

               (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or the Placement Agent or
          (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

               (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         Section 3.04. Cancellation of Certificates. Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05. Replacement of Certificates. If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or
(ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this
Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Subject to the provisions of
Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07. Temporary Certificates. (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08. Appointment of Paying Agent. The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09. Book-Entry Certificates. (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

               (i) the provisions of this Section 3.09 shall be in full force and effect;

               (ii) the Depositor, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

               (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

               (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

         Section 4.01. [Reserved].

         Section 4.02. [Reserved].

         Section 4.03. Reports to Certificateholders. (a) On each Distribution Date, the Trustee shall make available via its internet website a report setting forth the following information, which information the Trustee will determine (on the basis of information obtained from the Servicer) no later than one Business Day prior to such Distribution Date:

               (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

               (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

               (iii) the amount, if any, of any distribution to the Holders of the Class X Certificate and the Residual Certificate;

               (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Trustee) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

               (v) the total number of Mortgage Loans in the Mortgage Pool and the Total Loan Balance of the Mortgage Pool as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

               (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

               (vii) the amount of all prepayment penalties or premiums distributed to IBF Special Purpose Corporation VII, or its assignee;

               (viii) any Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

               (ix) the amount of the Servicing Fees, Trustee Fees, Loss Mitigation Advisor's Fees and MGIC Insurance Premiums paid during the Collection Period to which such distribution relates;

               (x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

               (xi) the aggregate deemed principal balance of all REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

               (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

               (xiii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Prepayment Interest Excess, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

               (xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

               (xvi) the aggregate unpaid principal balance of all Mortgage Loans first submitted for mortgage insurance claims during the related Prepayment Period and the aggregate related claim amount; and

               (xvii) the aggregate amount of the mortgage insurance claim payments received and the aggregate amount of the mortgage insurance claim payments rejected during the related Prepayment Period.

         In the case of information furnished pursuant to subclauses (i), (ii) and (viii) above, the amounts shall (except in the case of the report delivered to the holder of the Class X Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The Trustee will make such statement and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Trustee by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         (b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by the Servicer under the Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholder for the Trustee's actual expenses incurred in providing such reports and access.

         (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.

         Section 4.04. Certificate Account. The Trustee shall establish and maintain in its name, as trustee, a special deposit trust account (the "Certificate Account"), to be held in trust for the benefit of the Certificateholders until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

         The Trustee shall deposit or cause to be deposited into the Certificate Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and received by the Trustee on or before the Closing Date. Thereafter, the Trustee shall deposit or cause to be deposited in the Certificate Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off Date):

               (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

               (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), including Prepayment Premiums or penalties, net of the Servicing Fee and the MGIC Insurance Premiums, if any, with respect to each such Mortgage Loan;

               (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph, including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees with respect to such Mortgage Loans and (y) any amounts reimbursable to the Servicer under the Servicing Agreement and retained by the Servicer;

               (iv) all Insurance Proceeds;

               (v) all Advances made by the Servicer pursuant to Section 4.03 or the Servicing Agreement; and

               (vi) all proceeds of any Mortgage Loan repurchased by the Depositor, Lehman Capital or any other Person.

         The Trustee may, from time to time, make, or cause to be made, withdrawals from the Certificate Account for the following purposes:

               (i) to reimburse itself or the Servicer for Advances made by it or by the Servicer pursuant to Section 4.03 or the Servicing Agreement; the Trustee's or the Servicer's right to reimburse itself pursuant to this subclause (i) is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Trustee's or Servicer's right thereto shall be prior to the rights of the Certificateholders pursuant to the Servicing Agreement;

               (ii) to reimburse itself or the Servicer, following a final liquidation of a Mortgage Loan, for any amounts advanced by it or by the Servicer that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Certificateholders pursuant to the Servicing Agreement;

               (iii) to reimburse the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Servicer pursuant to the Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceed;

               (iv) to reimburse the Servicer for expenses incurred by and recoverable by or reimbursable to the Servicer pursuant to Servicing Agreement;

               (v) to pay to the Depositor, Lehman Capital, the Transferor or the Directing Holder, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances to the extent specified in the definition of Purchase Price;

               (vi) to make distributions to Certificateholders pursuant to
          Article V;

               (vii) to make payment to itself and others pursuant to any provision of this Agreement;

               (viii) to withdraw funds deposited in error in the Certificate Account;

               (ix) to clear and terminate the Certificate Account pursuant to
          Section 7.02; and

               (x) to reimburse the Servicer for such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement.

         In connection with withdrawals pursuant to subclauses (i), (ii),
(iii), and (v) above, the Trustee's, the Servicer's or such other specified Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Trustee shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Certificate Account it maintains pursuant to such subclause (i), (ii), (iii), and (v).

         The Trustee may invest, or cause to be invested, funds held in the Certificate Account at the direction of Lehman Capital, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must be payable on demand or mature no later than one Business Day prior to the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for Lehman Capital and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. In the event that Lehman Capital does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Certificate Account shall be invested in a money market or common trust fund as described in paragraph (ix) of the definition of "Eligible Investment" set forth in Article I.

         Section 4.05. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

               (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

               (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either
          (A) the rate per annum which the Trustee determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Depositor are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Depositor are quoting on such LIBOR Determination Date to leading European banks; and

               (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

         (b) The establishment of LIBOR by the Trustee and the Trustee`s subsequent calculation of the Certificate Interest Rate (or Rates) applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Trustee may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIUS01M" on the Bloomberg Financial Markets Commodities News and on other quotations, if any, obtained by the Trustee pursuant to clauses (a)(ii) and (d) of this Section 4.05.

         (c) As used herein, "Reference Banks" shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Bloomberg Screen LIUS01M Index Page" (as described in the definition of LIBOR) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Depositor and are able and willing to provide such quotations to the Depositor on each LIBOR Determination Date. The Reference Banks initially shall be:
Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fail to meet the qualifications of a Reference Bank, the Depositor shall use its best efforts to designate alternate Reference Banks.

         (d) If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (a)(iii) of this Section and (ii) on the next succeeding LIBOR Determination Date LIBOR would, without giving effect to this paragraph (d), be determined pursuant to such clause (a)(iii), then the Trustee shall select an alternative interest rate index over which the Trustee has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

                                  ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01. Distributions Generally. (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least five Business Days prior to the related Record Date, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

         (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

         Section 5.02. Distributions from the Certificate Account. (a) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount and shall allocate such amount to the interests issued in respect of REMIC 1, REMIC 2 and REMIC 3 and shall distribute such amount as specified in this Section.

         (b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

               (i) to the Trustee, the Trustee Fee for such Distribution Date;

               (ii) to the holders of each Class of Senior Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon;

               (iii) to the Class M1 Certificates, Current Interest for such Class and such Distribution Date;

               (iv) to the Class M2 Certificates, Current Interest for such Class and such Distribution Date;

               (v) to the Class B Certificates, Current Interest for such Class and such Distribution Date; and

               (vi) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee for such Distribution Date;

               (vii) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) above.

         (c) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for such date as follows:

               (i) On each Distribution Date (a) prior to the Stepdown Date or
          (b) with respect to which a Trigger Event has occurred, until the aggregate Certificate Principal Amount of all of the Certificates equals the Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount in the following order of priority:

                    (A) to the Class A1 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (B) to the Class M1 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (C) to the Class M2 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (D) to the Class B Certificates, until the Class Principal
               Amount of such Class has been reduced to zero; and

                    (E) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (D) above.

         Any Principal Distribution Amount remaining after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (d) of this Section.

               (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Trustee shall distribute the Principal Distribution Amount for such date in the following order of priority:

                    (1) so long as the Class M1, Class M2 or Class B
               Certificates are outstanding, to the Class A1 Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such date, in each case until the Class Principal Amount of such Class has been reduced to zero; otherwise to the Class A1 Certificates, the Principal Distribution Amount for such Distribution Date;

                    (2) to the Class M1 Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) the Principal Distribution Amount for such Distribution Date exceeds (b) the amount distributed to the Class A1 Certificates on such date pursuant to clause (1) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                    (3) to the Class M2 Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) the Principal Distribution Amount for such Distribution Date exceeds (b) the amount distributed to the Class A1 and Class M1 Certificates on such date pursuant to clauses (1) and (2) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                    (4) to the Class B Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) the Principal Distribution Amount for such Distribution Date exceeds (b) the amount distributed to the Class A1, Class M1 and Class M2 Certificates on such date pursuant to clauses (1) through (3) above, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

                    (5) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

         Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

         (d) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

               (i) for each Distribution Date occurring prior to the Distribution Date in December 2001, until the aggregate Certificate Principal Amount of all of the Certificates equals the Total Loan Balance for such Distribution Date:

                    (1) after giving effect to distribution of the Principal
               Distribution Amount on such Distribution Date pursuant to
               Section 5.02(c), to the Class A1 Certificates, until the Class Principal Amount of such Class has been reduced to zero;

                    (2) to the Class M1 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (3) to the Class M2 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero; and

                    (4) to the Class B Certificates, until the Class Principal
               Amount of such Class has been reduced to zero;

               (ii) for each Distribution Date occurring (a) on or after the Distribution Date in December 2001 but before the Stepdown Date or
          (b) on or after the Stepdown Date but for which a Trigger Event has occurred, in each case until the aggregate Certificate Principal Amount of all of the Certificates equals the Target Amount for such date, to the extent of Monthly Excess Interest for such Distribution Date, to the Certificates, in the following order of priority:

                    (1) to the Class A1 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (2) to the Class M1 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero;

                    (3) to the Class M2 Certificates, until the Class
               Principal Amount of such Class has been reduced to zero; and

                    (4) to the Class B Certificates, until the Class Principal
               Amount of such Class has been reduced to zero;

               (iii) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect,

                    (1) so long as the Class M1, Class M2, or Class B
               Certificates are outstanding, to the Class A1 Certificates, an amount equal to the lesser of (x) Monthly Excess Cashflow for such Distribution Date and (y) the Senior Principal Distribution Amount remaining unpaid after distribution of the Principal Distribution Amount on such date, in each case until the Class Principal Amount of such Class has been reduced to zero; otherwise, to the Class A1 Certificates, the Principal Distribution Amount for such Distribution Date;

                    (2) to the Class M1 Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) Monthly Excess Cashflow for such Distribution Date exceeds (b) the amount distributed to the Class A1 Certificates on such date pursuant to clause (1) above, and (y) the M1 Principal Distribution Amount for such date remaining unpaid after distribution of the Principal Distribution Amount on such date, until the Class Principal Amount of such Class has been reduced to zero;

                    (3) to the Class M2 Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) Monthly Excess Cashflow for such Distribution Date exceeds (b) the amount distributed to the Class A1 and Class M1 Certificates on such date pursuant to clauses (1) and (2) above, respectively, and
               (y) the M2 Principal Distribution Amount for such date remaining unpaid after distribution of the Principal Distribution Amount on such date, until the Class Principal Amount of such Class has been reduced to zero;

                    (4) to the Class B Certificates, an amount equal to the
               lesser of (x) the amount, if any, by which (a) Monthly Excess Cashflow for such Distribution Date exceeds (b) the amount distributed to the Class A1, Class M1 and Class M2 Certificates on such date pursuant to clauses (1), (2) and (3) above, respectively, and (y) the B Principal Distribution Amount for such date remaining unpaid after distribution of the Principal Distribution Amount on such date, until the Class Principal Amount of such Class has been reduced to zero;

               (iv) to the Class A1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such date, as required by Section 5.06 of this Agreement;

               (v) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such date, as required by Section 5.06 of this Agreement;

               (vi) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such date, as required by Section 5.06 of this Agreement;

               (vii) to the Class B Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such date, as required by Section 5.06 of this Agreement;

               (viii) to the Class M1 Certificates, any Carryforward Interest for such Class and such date;

               (ix) to the Class M1 Certificates, any Deferred Amount for such Class and such date;

               (x) to the Class M2 Certificates, any Carryforward Interest for such Class and such date;

               (xi) to the Class M2 Certificates, any Deferred Amount for such Class and such date;

               (xii) to the Class B Certificates, any Carryforward Interest for such Class and such date;

               (xiii) to the Class B Certificates, any Deferred Amount for such Class and such date;

               (xiv) to the Basis Risk Reserve Fund, an amount sufficient to cause the balance in the Basis Risk Reserve Fund to equal the Required Reserve Fund Amount for such Distribution Date;

               (xv) to the Class X Certificate, the Class X Distributable Amount for such Distribution Date, together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X Certificate pursuant to Section 5.06 on such date; and

               (xvi) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (xv) above.

         (e) On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to IBF Special Purpose Corporation VII, or its assignee as set forth in a written notice provided to the Trustee.

         Section 5.03. Allocation of Losses. On each Distribution Date, the Class Principal Amounts of the Class M1, Class M2 and Class B Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

               (i) `to the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero;

               (ii) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

               (iii) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

         Section 5.04. Advances by Trustee. (a) Advances shall be made in respect of each Remittance Date as provided in the Servicing Agreement and herein. If on any Determination Date the Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, the Servicer will advance such amount, less an amount, if any, to be set forth in an Officer's Certificate to be delivered to the Trustee on such Determination Date, in accordance with the terms of the Servicing Agreement. If the Servicer determines that an Advance is required, it will on the Remittance Date immediately following such Determination Date remit to the Trustee from its own funds for deposit in the Certificate Account, in accordance with the terms of the Servicing Agreement, immediately available funds in an amount equal to such Advance. The Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances made by it as provided in Section 4.04.

         (b) In the event that the Servicer fails for any reason to make an Advance required to be made pursuant to the Servicing Agreement on or before the Remittance Date, the Trustee shall, in its capacity as successor Servicer, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Servicer.

         Section 5.05. [Reserved].

         Section 5.06. Basis Risk Reserve Fund. (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class A1, Class M1, Class M2 and Class B Certificates, a Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) On each Distribution Date, the Trustee shall transfer, to the extent of amounts available pursuant to Section 5.02(d)(iv)-(vii), to the Basis Risk Reserve Fund an amount equal to the aggregate of the Basis Risk Shortfalls and the aggregate of the Unpaid Basis Risk Shortfalls for all Classes of Certificates for such Distribution Date. In addition, on each Distribution Date, the Trustee shall transfer, to the extent of amounts available pursuant to Section 5.02(d)(xiv), an amount sufficient to cause the balance in the Basis Risk Reserve Fund to equal the Required Reserve Fund Amount for such Distribution Date. On each Distribution Date, the Trustee shall withdraw amounts from the Basis Risk Reserve Fund to make the distributions required pursuant to Section 5.02(d)(iv) -(vii).

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class X Certificate pursuant to Section 5.02(d)(xv). The Class X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class X Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Amount on any Distribution Date shall be distributed to the Class X Certificate on such Distribution Date pursuant to Section 5.02(d)(xv).

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholder pursuant to Section 5.02(d)(xiv).

                                  ARTICLE VI

                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

         Section 6.01. Duties of Trustee. (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement or the Servicing Agreement.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

               (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

               (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

               (iv) The Trustee shall not be responsible for any act or omission of the Servicer, the Depositor or any Custodian.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Subject to Section 4.04, the Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Certificate Amount) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (h) Except as otherwise provided herein, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Servicing Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 6.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 6.01:

               (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

               (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

               (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

               (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

               (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03. Trustee Not Liable for Certificates. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04. Trustee May Own Certificates. The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

         Section 6.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC and
(ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06. Resignation and Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (c) The Holders of more than 50% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee so removed, the Depositor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

         Section 6.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the predecessor trustee.

         Section 6.08. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian. (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

               (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

               (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Depositor shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11. Indemnification of Trustee. The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

               (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12. Fees and Expenses of Trustee. In addition to the Trustee Fees, the Trustee will receive compensation and reimbursement or payment of its expenses hereunder and under each Custodial Agreement as provided herein.

         Section 6.13. Collection of Monies. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Servicer, the Trustee shall request the Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

         Section 6.14. Trustee To Act; Appointment of Successor.

         (a) If an Event of Default shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by the Servicing Agreement, the Trustee, by notice in writing to the Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Aggregate Voting Interests, terminate all of the rights and obligations of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. Within 90 days following the receipt by the Servicer of such written notice, all authority and power of the Servicer, and only in its capacity as Servicer under the Servicing Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of the Servicing Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Rating Agencies of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Servicer upon such Servicer's failure to remit funds on the Remittance Date.

         (b) On and after the time the Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to the applicable provisions of the Servicing Agreement, the Trustee, unless another servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer under the Servicing Agreement, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by the Servicing Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under the Servicing Agreement, including the applicable portion of the Servicing Fee.

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in the Servicing Agreement, as the successor to such Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Trustee shall be entitled to be reimbursed from the Servicer only if the Servicer is terminated for cause (or by the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively. The Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the servicing functions and providing the Trustee and successor servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Servicer's functions hereunder and the transfer to the Trustee or such successor servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by the Servicing Agreement, (iii) the failure of the Servicer to deliver the Mortgage Loan data to the Trustee as required by the Servicing Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         (d) Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances and the Trustee will assume the other duties of the Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Servicer. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

         Section 6.15. Additional Remedies of Trustee Upon Event of Default. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16. Waiver of Defaults. More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations under the Servicing Agreement, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17. Notification to Holders. Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default. Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer under the Servicing Agreement) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19. Action Upon Certain Failures of the Servicer and Upon Event of Default. In the event that the Trustee shall have actual knowledge of any action or inaction of the Servicer that would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer.

                                 ARTICLE VII

                        PURCHASE OF MORTGAGE LOANS AND
                         TERMINATION OF THE TRUST FUND

         Section 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans. (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02) shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

         (b) On any Distribution Date occurring on or after the date on which the Total Loan Balance is less than 10% of the Cut-off Date Total Loan Balance, the Class X Certificateholder has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold to the Class X Certificateholder at a price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Servicer and the Trustee. The Servicer (or the Trustee, if applicable) shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to the Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Servicer hereunder or thereunder.

         Section 7.02. Procedure Upon Termination of Trust Fund. (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         Section 7.03. Additional Trust Fund Termination Requirements. (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section
7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by the Class X Certificateholder or the Depositor that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

               (ii) Any sale of the assets of the Trust Fund pursuant to
          Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

               (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with
          Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

               (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the related REMIC and (ii) agrees to take such other action as may be necessary to adopt a plan of complete liquidation of the related REMIC, which authorization shall be binding upon all successor Residual Certificateholders.

                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01. Limitation on Rights of Holders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02. Access to List of Holders. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03. Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 9.01. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificates of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the applicable custodian as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

         Section 9.02. Preparation of Tax Returns and Other Reports. (a) The Trustee shall prepare in accordance with the provisions of Article X, or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and shall forward copies to the Depositor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare, to the extent that they are familiar with applicable state requirements, and will file, annual reports (other than tax returns), if any, required by applicable state authorities, will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

         (b) The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1, REMIC 2 and REMIC 3, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method and will also file the IRS form 8811. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall promptly forward copies of such notices to the Depositor.

         (c) Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall prepare or cause to be prepared Form 10-Ks and Form 10-Qs (if necessary), or monthly reports on Form 8-K, in substance conforming to industry standards, on behalf of the Trust Fund as may be required by applicable law, for filing with the Securities and Exchange Commission (the "SEC"). The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee agrees to use its best commercial efforts to seek to terminate such filing obligations after the period during which such filings are required under the Securities and Exchange Act of 1934. The Trustee shall have no responsibility to file any items other than those specified in this section.

         Section 9.03. Release of Mortgage Files. (a) Upon receipt from the Servicer of a certification of a Servicing Officer stating that all amounts received in connection with such payment that are required to be deposited in the Certificate Account have been or will be so deposited (except in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, as to which a statement will suffice that the Servicer reasonably expects that payment in full will be received promptly) the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, and the Servicer, to the extent such authority is delegated to the Servicer under the Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Certificate Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee or Custodian, as applicable, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Servicer.

                                  ARTICLE X

                             REMIC ADMINISTRATION

         Section 10.01. REMIC Administration. (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 86OG(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

         (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account.

         (d) The Trustee shall prepare, sign and file, all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee shall be entitled to receive reasonable compensation for the performance of its duties under this subsection (d); provided, however, that such compensation shall not exceed $5,000 per year.

         (f) The Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, or its designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holder of the Class X Certificate and that is not an asset of the REMIC. The Trustee shall treat the rights of the Class A1, Class M1, Class M2 and Class B Certificateholders to receive payments from any Basis Risk Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the Class A1, Class M1, Class M2 and Class B Certificateholders. Thus, each Class A1, Class M1, Class M2 and Class B Certificate shall be treated as representing not only ownership of regular interests in REMIC 3, but also ownership of an interest in an interest rate cap contract.

         Section 10.02. Prohibited Transactions and Activities. Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Class X Certificateholder or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         (b) If the Internal Revenue Service determines that one of the REMICs established hereunder recognized income from a prohibited transaction within the meaning of Section 860F(a)(2) of the Code as a result of the lapse of the Class X Certificateholder's right to effect a Special Termination of the Trust Fund by purchasing the assets of the Trust Fund, then Lehman Capital shall indemnify the Trust Fund for any such tax and any tax imposed upon such indemnification.

         Section 10.04. REO Property. (a) Notwithstanding any other provision of this Agreement, the Trustee shall not (except to the extent provided in the Servicing Agreement) permit the Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has advised the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Trustee shall, or (to the extent provided in the Servicing Agreement) cause the Servicer to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Trustee shall cause the Servicer (to the extent provided in the Servicing Agreement) to dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Trustee has received such an extension, then the Trustee or the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee or the Servicer, acting on behalf of the Trustee is unable to sell the REO Property within three years after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Trustee shall, or shall cause the Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Trustee or the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

         Section 11.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03. Amendment. (a) This Agreement may be amended from time to time by the Depositor and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

         (b) This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in the Servicing Agreement, the Trustee shall not consent to any amendment of the Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         Section 11.04. Voting Rights. Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Servicer, MGIC, the Loss Mitigation Advisor or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer, MGIC, the Loss Mitigation Advisor or any Affiliate thereof.

         Section 11.05. Provision of Information. (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         (b) The Trustee will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to
Section 9.02(c) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to
Section 4.03.

         Section 11.06. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285,
Attention: Mortgage Backed Finance and (b) in the case of the Trustee, Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044; Attention: ARC 2001-BC1, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.14.

         Section 11.12. Special Notices to the Rating Agencies. (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 11.03;

               (ii) the occurrence of any Event of Default;

               (iii) any notice of termination given to the Servicer pursuant to Section 6.14 and any resignation of the Servicer under the Servicing Agreement;

               (iv) the appointment of any successor to the Servicer pursuant to Section 6.14; and

               (v) the making of a final payment pursuant to Section 7.02.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to Moody's, to:

         Moody's Investors Services, Inc.
         99 Church Street
         New York, New York  10007
         Attention:  Residential Mortgages

         If to S&P, to:

         Standard & Poor's Rating Services
         55 Water Street
         New York, New York
         Attention:  Residential Mortgages


         Section 11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.14. Transfer of Servicing. Lehman Capital agrees that it shall provide written notice to the Trustee thirty days prior to any transfer or assignment by Lehman Capital of its rights under the Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person including any other Servicer under the Servicing Agreement. In addition, the ability of Lehman Capital to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

               (i) satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the Seller to such transfer;

               (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

               (iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination;

               (iv) Such successor servicer must execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by such Servicer under the Servicing Agreement;

               (v) There must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

               (vi) Lehman Capital shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, Lehman Capital shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, Lehman Capital shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and
          (F) Lehman Capital shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                    STRUCTURED ASSET SECURITIES
                                    CORPORATION, as Depositor



                                    By:/s/ Ellen V. Kiernan
                                       ---------------------------------------
                                       Name:  Ellen V. Kiernan
                                       Title: Vice President


                                    WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, as Trustee



                                    By:/s/ Amy Doyle
                                       ---------------------------------------
                                       Name:  Amy Doyle
                                       Title:  Vice President


Solely for purposes of Section 11.14,
accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.



By:/s/ Joseph J. Kelly
   ---------------------------------------
     Name:  Joseph J. Kelly
     Title:   Authorized Signatory

                                   EXHIBIT A

                             FORMS OF CERTIFICATES

                                  EXHIBIT B-1

                         FORM OF INITIAL CERTIFICATION


                                             ------------------
                                                    Date


Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

   Re: Trust Agreement (the "Trust Agreement"), dated as of February 1, 2001 between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC1

Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

                                 [Custodian], on behalf of
                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION,
                                 as Trustee


                                 By:_____________________________________
                                    Name:
                                    Title:

                                  EXHIBIT B-2

                         FORM OF INTERIM CERTIFICATION



                                                  ---------------
                                                        Date

Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

         Re: Trust Agreement (the "Trust Agreement"), dated as of February 1, 2001 between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC1

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

                                 [Custodian], on behalf of
                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION,
                                 as Trustee


                                 By:_____________________________________
                                    Name:
                                    Title:

                                  EXHIBIT B-3

                          FORM OF FINAL CERTIFICATION


                                                  _____________________
                                                              Date
Wells Fargo Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re: Trust Agreement (the "Trust Agreement"), dated as of February 1, 2001 between Structured Asset Securities Corporation, as Depositor, and Wells Fargo Bank Minnesota, National Association, as trustee, with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC1

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                                 [Custodian], on behalf of
                                 WELLS FARGO BANK MINNESOTA
                                 NATIONAL ASSOCIATION,
                                 as Trustee


                                 By:_____________________________________
                                    Name:
                                    Title:

                                  EXHIBIT B-4

                              FORM OF ENDORSEMENT

         Pay to the order of Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under the Trust Agreement dated as of February 1, 2001 between Structured Asset Securities Corporation, as Depositor and the Trustee relating to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC1, without recourse.





                                        ----------------------------------
                                        [current signatory on note]


                                        By:_______________________________
                                           Name:
                                           Title:

                                   EXHIBIT C


                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                             -------------------
                                                     Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of February 1, 2001 between Structured Asset Securities Corporation, as Depositor, and you, as Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

         2.   The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

         4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Trust Agreement.)

         5.   Other. (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                     -------------------------------------
                                        [Name of Servicer]



                                     By:__________________________________
                                        Name:
                                        Title: Servicing Officer

                                  EXHIBIT D-1

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF              )
                      ) ss.:
COUNTY OF             )

         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser]
                  _________________________________________ (the "Purchaser"),
                  a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [   ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of February 1, 2001, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Trustee as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.



                                         ---------------------------------
                                         [name of Purchaser]


                                         By:______________________________
                                            Name:
                                            Title:


         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC


------------------------------


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

                                  EXHIBIT D-2

             RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                              ----------------------------
                                                           Date


                  Re:   Amortizing Residential Collateral
                        Mortgage Pass-Through Certificates, Series 2001-BC1



         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no
actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                       Very truly yours,


                                       -------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT E

             SERVICING AGREEMENT (OPTION ONE MORTGAGE CORPORATION)

                                   EXHIBIT F

                    FORM OF RULE 144A TRANSFER CERTIFICATE


         Re:      Amortizing Residential Collateral
                  Mortgage Pass-Through Certificates
                  Series 2001-BC1
                  ----------------------------------------------------

         Reference is hereby made to the Trust Agreement dated as of February 1, 2001 (the "Trust Agreement") between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $__________ initial Certificate Balance of Class ___ Certificates which are held in the form of Definitive Certificates registered in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                 -------------------------------------
                                 [Name of Transferor]

                                 By:__________________________________
                                    Name:
                                    Title:

Dated: ___________, ____

                                   EXHIBIT G


                        FORM OF PURCHASER'S LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTOR


                                                  -----------------
                                                     Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC1 (the "Privately Offered Certificates") of the Structured Asset Securities Corporation (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of February 1, 2001 between the Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,



                                    ----------------------------------
                                    [Purchaser]


                                    By: ________________________________
                                        Name:
                                        Title:

                                 EXHIBIT H

                       FORM OF ERISA TRANSFER AFFIDAVIT







STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is the ______________________ of (the "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

         2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or
Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

         3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor and Wells Fargo Bank Minnesota, National Association, as Trustee, dated as of February 1, 2001, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.


                                 ---------------------------------
                                 [Investor]


                                 By:______________________________
                                 Name:
                                 Title:

ATTEST:



-----------------------------

STATE OF                     )
                             )  ss:
COUNTY OF                    )

                  Personally appeared before me the above-named
         ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.


                  Subscribed and sworn before me this _____ day of _________ 20___.


                                        ------------------------------
                                        NOTARY PUBLIC


                                        My commission expires the
                                        _____ day of __________, 20___.

                                   EXHIBIT I

                           MONTHLY REMITTANCE ADVICE

                                   EXHIBIT J

                     MONTHLY ELECTRONIC DATA TRANSMISSION

                                  EXHIBIT K-1

       CUSTODIAL AGREEMENT (THE CHASE MANHATTAN BANK F/K/A CHASE BANK OF
                         TEXAS, NATIONAL ASSOCIATION)

                                  EXHIBIT K-2

               CUSTODIAL AGREEMENT (WELLS FARGO BANK MINNESOTA,
                             NATIONAL ASSOCIATION)

                                  EXHIBIT K-3

          CUSTODIAL AGREEMENT (U.S. BANK TRUST NATIONAL ASSOCIATION)

                                  EXHIBIT L-1

        FIRST LIEN MASTER POLICY FOR AMORTIZING RESIDENTIAL COLLATERAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-BC1 ISSUED BY
                   MORTGAGE GUARANTY INSURANCE CORPORATION

                                  EXHIBIT L-2

                                  [RESERVED]

                                   EXHIBIT M

                                  [RESERVED]

                                  EXHIBIT N-1

           FORMS OF LOSS MITIGATION ADVISORY AGREEMENT BETWEEN THE MURRAYHILL COMPANY, AS LOSS MITIGATION ADVISOR, AND THE SERVICER

                                   EXHIBIT O

          CONSULTING AGREEMENT, DATED AS OF MARCH 8, 2001 BETWEEN THE
                     DEPOSITOR AND THE MURRAYHILL COMPANY

                                  SCHEDULE A

                            MORTGAGE LOAN SCHEDULE